BWX Technologies Reports Robust Second Quarter 2022 Results; Increases 2022 Revenue and Adjusted EBITDA(1) Guidance
•2Q22 revenue of $554 million, up 10%
•2Q22 GAAP and non-GAAP(1) EPS of $0.82, up 32%
•2Q22 net income of $74.6 million, up 26%; adjusted EBITDA(1) of $114.7 million, up 26%
•Completes Tc-99m reference batches; assembling final data for FDA submission
•Commences work on first advanced microreactor in the U.S. for the Department of Defense
•Increases 2022 guidance for revenue, adjusted EBITDA(1) and capital expenditures, and narrows 2022 non-GAAP(1) EPS guidance
Lynchburg, VA – August 8, 2022 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported second quarter 2022 revenue of $554 million, a 10% increase compared with $505 million in the second quarter 2021. GAAP net income for the second quarter 2022 was $74.6 million, or $0.82 per diluted share, compared with net income of $59.3 million, or $0.62 per diluted share, in the prior-year period. Non-GAAP(1) net income for the second quarter 2022 was $75.4 million, or $0.82 per diluted share. Adjusted EBITDA(1) for the second quarter 2022 was $114.7 million, a 26% increase compared with $90.8 million in the prior-year period, primarily driven by higher revenue, the timing of certain long lead material production and positive site performance. A reconciliation of non-GAAP(1) results are detailed in Exhibit 1.
“BWXT delivered a strong second quarter despite a few operational challenges," said Rex D. Geveden, president and chief executive officer. “Second quarter results were seasonally stronger than we originally expected, driven by a combination of business performance and favorable timing. Impressive operational performance in commercial power, nuclear medicine and uranium processing offset some challenges for naval component production at certain facilities within Government Operations. Notably, the results include certain activities that were originally anticipated to occur in the third quarter, which has reduced uncertainty for the year and leads us to narrow 2022 earnings guidance.”
“I want to express my gratitude to the entire BWXT team, which continues to do a remarkable job of supporting our critical nuclear missions while building strategically significant new business lines in advanced microreactors and nuclear medicine. In June, we secured a competitively-bid contract to build the first advanced microreactor in the United States through the Strategic Capabilities Office’s Project Pele. With our key partners, we are quickly building a team of highly talented people to demonstrate that we can manufacture a reliable, safe, transportable microreactor to meet the critical power and operational needs of the Department of Defense. In addition, in early August, we completed the Tc-99m reference batches and are assembling the final data package for FDA submission," said Geveden.
Segment Results
Government Operations segment revenue was $437 million for the second quarter 2022, an 8% increase compared with the prior-year period, driven by the favorable timing of long-lead material volume in naval
(1) A reconciliation of non-GAAP results, including adjusted EBITDA, are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

reactors and higher revenue in uranium processing, partially offset by lower missile tube revenue due to contract adjustments. Government Operations segment operating income was $83.8 million in the second quarter 2022, a 15% increase compared with the prior-year period. Government Operations segment adjusted EBITDA(1) was $95.7 million in the second quarter 2022, a 15% increase compared with the prior-year period, primarily driven by higher revenue and robust contract performance in technical services and uranium processing which was partially offset by fewer favorable contract adjustments due to operational challenges and lower recoverable CAS pension income.
Commercial Operations segment revenue was $119 million for the second quarter 2022, a 16% increase compared with the prior-year period, driven by increased revenue from commercial nuclear power field service activity, nuclear fuel handling and BWXT Medical. Commercial Operations segment operating income was $12.9 million (GAAP) and $13.1 million (non-GAAP(1)) in the second quarter 2022, a significant respective increase compared with $5.6 million in the prior-year period. Commercial Operations segment adjusted EBITDA(1) was $18.2 million in the second quarter 2022, a 70% increase compared with the prior-year period, primarily driven by higher revenue, favorable business mix and the timing of certain expenses.
Cash and Capital Returned to Shareholders
BWXT generated $77.4 million of cash from operating activities in the second quarter 2022, compared with $59.9 million of cash generated from operating activities in the prior-year period. The Company’s cash balance, net of restricted cash, was $67.4 million at the end of the second quarter 2022.
The Company returned $20.1 million of cash to shareholders during the second quarter 2022 through dividends. Year-to-date, the Company has returned $60.8 million of cash to shareholders, including $20.0 million in share repurchases and $40.8 million in dividends. As of June 30, 2022, total remaining share repurchase authorization was $398 million.
On August 3, 2022, the BWXT Board of Directors declared a quarterly cash dividend of $0.22 per common share. The dividend will be payable on September 8, 2022, to shareholders of record on August 19, 2022.
2022 Guidance
BWXT increased guidance for revenue, adjusted EBITDA(1) and capital expenditures and narrowed guidance for non-GAAP(1) EPS.
•Revenue up 6.5% to 8.0% vs. 2021
•Adjusted EBITDA(1) up 5.0% to 6.5% vs. 2021
•Non-GAAP(1) EPS: $3.08 to $3.23
•Cash from operations: $260 million to $290 million
•Capital expenditures: $195 million to $210 million
Additional information can be found in the 2022 second quarter earnings call presentation on the BWXT investor relations website at www.bwxt.com/investors. The Company does not provide GAAP guidance because it is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results. See reconciliation of non-GAAP results in Exhibit 1 for additional information.
Conference Call to Discuss Second Quarter 2022 Results
Date: Monday, August 8, 2022, at 5:00 p.m. EDT
Live Webcast: Investor Relations section of website at www.bwxt.com
(1) A reconciliation of non-GAAP results, including adjusted EBITDA, are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

Full Earnings Release Available on BWXT Website
A full version of this earnings release is available on our Investor Relations website at http://investors.bwxt.com/2Q2022-release

BWXT may use its website (www.bwxt.com) as a channel of distribution of material Company information. Financial and other important information regarding BWXT is routinely accessible through and posted on our website. In addition, you may elect to automatically receive e-mail alerts and other information about BWXT by enrolling through the “Email Alerts” section of our website at http://investors.bwxt.com.
Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; our plans and expectations for each of our reportable segments, including the expectations, timing and revenue of our strategic initiatives, such as medical radioisotopes and recent acquisitions; disruptions to our supply chain and/or operations, changes in government regulations and other factors, including any such impacts of, or actions in response to the COVID-19 health crisis; and our expectations and guidance for 2022 and beyond. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear products and services; capital priorities of power generating utilities and other customers; the timing of technology development, regulatory approval and automation of production; the receipt and/or timing of government approvals; the impact of COVID-19 on our business and our employees, contractors, suppliers, customers and other partners and their business activities; the potential recurrence of subsequent waves or strains of COVID-19 or similar diseases; adverse changes in the industries in which we operate; and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2021 and subsequent Form 10-Q filings. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
About BWXT
At BWX Technologies, Inc. (NYSE: BWXT), we are People Strong, Innovation Driven. Headquartered in Lynchburg, Va. BWXT is a Fortune 1000 and Defense News Top 100 manufacturing and engineering innovator that provides safe and effective nuclear solutions for global security, clean energy, environmental remediation, nuclear medicine and space exploration. With approximately 6,700 employees, BWXT has 14 major operating sites in the U.S., Canada and the U.K. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and NASA facilities. Follow us on Twitter at @BWXT and learn more at www.bwxt.com

Investor Contact:		Media Contact:
Mark Kratz		Jud Simmons
Vice President, Investor Relations		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

(1) A reconciliation of non-GAAP results, including adjusted EBITDA, are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

EXHIBIT 1
BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Three Months Ended June 30, 2022
	GAAP	Restructuring Costs	Acquisition Related Costs	Non-GAAP

Operating Income	$95.2	$0.3	$0.6	$96.1
Other Income (Expense)	2.9	—	—	2.9
Provision for Income Taxes	(23.4)	(0.1)	(0.0)	(23.5)
Net Income	74.7	0.2	0.6	75.5
Net Income Attributable to Noncontrolling Interest	(0.1)	—	—	(0.1)
Net Income Attributable to BWXT	$74.6	$0.2	$0.6	$75.4

Diluted Shares Outstanding	91.5			91.5
Diluted Earnings per Common Share	$0.82	$0.00	$0.01	$0.82

Effective Tax Rate	23.9%			23.7%

Government Operations Operating Income	$83.8	$—	$—	$83.8

Commercial Operations Operating Income	$12.9	$0.3	$—	$13.1

Unallocated Corporate Operating Income	$(1.4)	$0.0	$0.6	$(0.8)

RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA(1)(2)(3)
(In millions)

Three Months Ended June 30, 2022
	GAAP	Restructuring Costs	Acquisition Related Costs	Non-GAAP

Net Income	$74.7	$0.2	$0.6	$75.5
Provision for Income Taxes	23.4	0.1	0.0	23.5
Other - net	(11.1)	—	—	(11.1)
Interest Income	(0.1)	—	—	(0.1)
Interest Expense	8.3	—	—	8.3
Depreciation & Amortization	18.6	—	—	$18.6

Adjusted EBITDA	$113.8	$0.3	$0.6	$114.7

Three Months Ended June 30, 2021
GAAP

Net Income	$59.4
Provision for Income Taxes	19.5
Other - net	(15.3)
Interest Income	(0.1)
Interest Expense	10.2
Depreciation & Amortization	17.1

Adjusted EBITDA	$90.8

EXHIBIT 1 (continued)

RECONCILIATION OF REPORTING SEGMENT ADJUSTED EBITDA(1)(2)(3)
(In millions)

Three Months Ended June 30, 2022
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$83.8	$—	$11.9	$95.7

Commercial Operations	$12.9	$0.3	$5.0	$18.2

Three Months Ended June 30, 2021
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$72.9	$—	$10.3	$83.2

Commercial Operations	$5.6	$—	$5.0	$10.7

(1)	Tables may not foot due to rounding.
(2)	BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.
(3)	BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.
(4)	For Non-GAAP adjustment details, see reconciliation of non-GAAP operating income and earnings per share.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30, 2022	December 31, 2021
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$67,404	$33,891
Restricted cash and cash equivalents	2,898	2,896
Investments	3,777	3,811
Accounts receivable – trade, net	85,926	70,663
Accounts receivable – other	18,975	16,651
Retainages	51,780	51,507
Contracts in progress	564,326	546,595
Other current assets	57,574	47,718
Total Current Assets	852,660	773,732
Property, Plant and Equipment, Net	1,088,847	1,045,640
Investments	8,053	9,558
Goodwill	296,905	285,502
Deferred Income Taxes	21,556	21,394
Investments in Unconsolidated Affiliates	113,400	85,284
Intangible Assets	208,941	185,551
Other Assets	115,161	94,719
TOTAL	$2,705,523	$2,501,380

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30, 2022	December 31, 2021
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Accounts payable	$150,167	$189,842
Accrued employee benefits	69,028	71,835
Accrued liabilities – other	78,977	80,998
Advance billings on contracts	104,847	111,619
Accrued warranty expense	6,348	5,321
Total Current Liabilities	409,367	459,615
Long-Term Debt	1,380,249	1,189,304
Accumulated Postretirement Benefit Obligation	23,063	24,333
Environmental Liabilities	94,102	92,642
Pension Liability	50,904	59,388
Other Liabilities	43,488	38,863
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 127,604,870 and 127,311,985 shares at June 30, 2022 and December 31, 2021, respectively	1,276	1,273
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	183,251	174,288
Retained earnings	1,868,822	1,775,751
Treasury stock at cost, 36,404,085 and 35,915,747 shares at June 30, 2022 and December 31, 2021, respectively	(1,352,324)	(1,326,280)
Accumulated other comprehensive income (loss)	3,261	12,143
Stockholders' Equity – BWX Technologies, Inc.	704,286	637,175
Noncontrolling interest	64	60
Total Stockholders' Equity	704,350	637,235
TOTAL	$2,705,523	$2,501,380

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$554,208	$505,099	$1,084,946	$1,033,372
Costs and Expenses:
Cost of operations	413,000	375,817	817,827	768,623
Research and development costs	2,611	3,505	5,564	6,621
Losses (gains) on asset disposals and impairments, net	(1)	(29)	29	(37)
Selling, general and administrative expenses	54,680	59,318	114,814	117,579
Total Costs and Expenses	470,290	438,611	938,234	892,786
Equity in Income of Investees	11,319	7,263	20,098	15,579
Operating Income	95,237	73,751	166,810	156,165
Other Income (Expense):
Interest income	73	77	190	209
Interest expense	(8,307)	(10,203)	(15,358)	(17,242)
Other – net	11,096	15,306	23,905	31,692
Total Other Income (Expense)	2,862	5,180	8,737	14,659
Income before Provision for Income Taxes	98,099	78,931	175,547	170,824
Provision for Income Taxes	23,418	19,522	41,792	41,600
Net Income	$74,681	$59,409	$133,755	$129,224
Net Income Attributable to Noncontrolling Interest	(68)	(62)	(132)	(128)
Net Income Attributable to BWX Technologies, Inc.	$74,613	$59,347	$133,623	$129,096
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.82	$0.62	$1.46	$1.35
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.82	$0.62	$1.46	$1.35
Shares used in the computation of earnings per share:
Basic	91,394,853	95,354,932	91,479,226	95,329,330
Diluted	91,540,319	95,529,189	91,670,307	95,544,026

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2022	2021
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$133,755	$129,224
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,216	32,992
Income of investees, net of dividends	(5,616)	(5,874)
Recognition of losses for pension and postretirement plans	1,627	1,475
Stock-based compensation expense	8,966	9,273
Other, net	2,921	1,548
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(1,925)	93,503
Accounts payable	(22,571)	(16,875)
Retainages	(92)	4,308
Contracts in progress and advance billings on contracts	(38,703)	(53,649)
Income taxes	(4,897)	876
Accrued and other current liabilities	(8,045)	411
Pension liabilities, accrued postretirement benefit obligations and employee benefits	(29,798)	(44,746)
Other, net	200	5,857
NET CASH PROVIDED BY OPERATING ACTIVITIES	72,038	158,323
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(94,946)	(170,170)
Acquisition of business, net of cash acquired	(47,328)	—
Purchases of securities	(1,975)	(2,378)
Sales and maturities of securities	1,981	2,764
Investments, net of return of capital, in equity method investees	(22,554)	—
Other, net	71	182
NET CASH USED IN INVESTING ACTIVITIES	(164,751)	(169,602)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	322,400	625,800
Repayments of long-term debt	(132,400)	(300,800)
Payment of debt issuance costs	—	(4,838)
Repayment of bank overdraft	—	(88,694)
Repurchases of common stock	(20,000)	(20,007)
Dividends paid to common shareholders	(40,758)	(40,326)
Exercises of stock options	—	2,011
Cash paid for shares withheld to satisfy employee taxes	(6,044)	(4,745)
Other, net	1,848	(8,979)
NET CASH PROVIDED BY FINANCING ACTIVITIES	125,046	159,422
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	977	64
TOTAL INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	33,310	148,207
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	39,775	48,298
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$73,085	$196,505
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$21,732	$20,270
Income taxes (net of refunds)	$45,187	$40,661
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$10,072	$26,328

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited) (In thousands)
REVENUES:
Government Operations	$436,537	$405,497	$868,314	$828,772
Commercial Operations	118,522	101,842	218,472	209,240
Eliminations	(851)	(2,240)	(1,840)	(4,640)
TOTAL	$554,208	$505,099	$1,084,946	$1,033,372

SEGMENT INCOME:
Government Operations	$83,783	$72,871	$156,014	$151,116
Commercial Operations	12,864	5,640	16,826	11,934
SUBTOTAL	96,647	78,511	172,840	163,050
Unallocated Corporate	(1,410)	(4,760)	(6,030)	(6,885)
TOTAL	$95,237	$73,751	$166,810	$156,165

DEPRECIATION AND AMORTIZATION:
Government Operations	$11,913	$10,334	$23,121	$19,505
Commercial Operations	5,033	5,037	9,862	9,954
Corporate	1,650	1,724	3,233	3,533
TOTAL	$18,596	$17,095	$36,216	$32,992

CAPITAL EXPENDITURES:
Government Operations	$19,488	$30,073	$47,069	$76,018
Commercial Operations	21,644	34,364	45,744	87,895
Corporate	1,403	3,801	2,133	6,257
TOTAL	$42,535	$68,238	$94,946	$170,170

BACKLOG:
Government Operations	$3,989,300	$4,174,767	$3,989,300	$4,174,767
Commercial Operations	731,420	674,287	731,420	674,287
TOTAL	$4,720,720	$4,849,054	$4,720,720	$4,849,054

BOOKINGS:
Government Operations	$222,127	$82,751	$279,146	$1,319,297
Commercial Operations	101,840	78,616	305,960	157,301
TOTAL	$323,967	$161,367	$585,106	$1,476,598